EXHIBIT B

                         MAJORITY SHAREHOLDER CONSENT TO
                           ACTION WITHOUT A MEETING OF
                   PROFESSIONAL WRESTLING ALLIANCE CORPORATION
                            (A Delaware Corporation)

Pursuant to Section 228 of the Delaware General Corporation Law and Section 2.12 of the Company's Bylaws, the undersigned, representing a majority of the current shareholders of Professional Wrestling Alliance Corporation, a Delaware corporation (the "Company") as of August 8, 2000, hereby consent to and authorize the following action effective August 8, 2000;

     WHEREAS, Barry Vichnick is presently the President, chief Executive Officer and Director of the Company; and

     WHEREAS, Vaughn Nelson is presently the Secretary and Treasurer of the Company; and

     WHEREAS, Allen Nelson, Gary Anderson, and Alan Walker are presently Directors of the Company; and

     WHEREAS, on July 27, 2000, Barry Vichnick and Allen Nelson each signed a Separation Agreement by which they agreed to the cancellation of their shares of common stock in the Company (each of them having 11,750,000 shares of the Company's common stock, amounting to a total of 23,500,000 shares of the Company's common stock which was legally canceled by their agreement; and

     WHEREAS, the Company, on the date first written above, had 48,606,832 shares of $0.001 par value common stock validly issued and outstanding; and

     WHEREAS, A-Z Professional Consultants, Inc. (the "Majority Shareholders"), as set forth below, collectively holds 52.05% of all of the validly issued and outstanding shares of the Company's $0.001 par value common stock, thus representing more than a majority of the Company's validly issued and outstanding common stock;

         A-Z Professional Consultants, Inc.   25,300,000 shares
                                              --------------------------
                                      Total = 25,300,000 shares (52.05%)

     WHEREAS, the Majority Shareholders desire to remove and replace the Company's current Board of Directors and executive officers; and

     WHEREAS, the Majority Shareholders agree that it is in the best interest of the Company to appoint BonnieJean C. Tippetts as a Director of the Company and as President, Secretary, and Treasurer of the Company, and that she is qualified to serve in all such capacities; and

     WHEREAS, the Majority Shareholders agree that it is in the best interest of the Company to appoint David Wolfson as a Director of the Company and that he is qualified to serve as such; and

     WHEREAS, the Majority Shareholders agree that it is in the best interest of the Company to appoint Gisela Tippetts as a Director of the Company and that she is qualified to serve as such; and

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     WHEREAS,  David  Michael  Wolfson is willing to accept his  appointment  as
Director of the Company; and

     WHEREAS, BonnieJean C. Tippetts is willing to accept her appointment as a Director of the Company and as President, Secretary, and Treasurer of the Company;

     WHEREAS, Gisela Tippetts is willing to accept her appointment as a Director of the Company;

     WHEREAS, Barry Vichnick, Allen Nelson, Gary Anderson, Alan Walker, and Vaughn Nelson have previously signed a Separation Agreement dated July 27, 2000, agreeing to resign from the Company and to appoint BonnieJean C. Tippetts as a Director and as President, Secretary, and Treasurer of the Company.

     NOW THEREFORE BE IT RESOLVED, that the undersigned Majority Shareholders hereby approve and consent to the removal and replacement of the Company's current Board of Directors and executive officers, as described above; and

     FURTHER RESOLVED, that the undersigned Majority Shareholders hereby approve of and consent to the appointment of BonnieJean C. Tippetts as President, Secretary, Treasurer, and Director of the Company; and

     FURTHER RESOLVED, that the undersigned Majority Shareholders hereby approve and consent to the appointment of David Michael Wolfson as a Director of the Company; and

     FURTHER RESOLVED, that the undersigned Majority Shareholders hereby approve and consent to the appointment of Gisela Tippetts as a Director of the Company; and

     FURTHER RESOLVED, that David Michael Wolfson is willing to accept his appointment as Director of the Company; and

     FURTHER RESOLVED, that BonnieJean C. Tippetts is willing to accept her appointment as President, Secretary, and Treasurer, and a Director, of the Company; and

     FURTHER RESOLVED, that Gisela Tippetts is willing to accept her appointment as a Director of the Company; and

         FURTHER RESOLVED, that the appropriate officers of the Company are authorized, empowered and directed, in the name of and on behalf of the Shareholder, to execute and deliver all such documents, schedules, instruments and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of these resolutions; and that all of the acts and doings of any of such officers that are consistent with the purposes of these resolutions are hereby authorized, approved, ratified and confirmed in all respects.

"The Majority Shareholders"
A-Z Professional Consultants, Inc.

  /s/ BonnieJean C. Tippetts

BonnieJean C. Tippetts
President, dated August 8, 2000

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I, David Michael  Wolfson,  hereby  approve of and consent to my  appointment as
Director of the Professional Wrestling Alliance Corporation.

 /s/ David Michael Wolfson
--------------------------
David Michael Wolfson, dated August 8, 2000

I, BonnieJean C. Tippetts, hereby approve of and consent to my appointment as President, Secretary, and Treasurer, and as a Director, of the Professional Wrestling Alliance Corporation.

 /s/ BonnineJean C. Tippetts
----------------------------
BonnieJean C. Tippetts, dated August 8, 2000

I, Gisela Tippetts, hereby approve of and consent to my appointment as Director of the Professional Wrestling Alliance Corporation.

 /s/ Gisela Tippetts
--------------------
Gisela Tippetts, dated August 8, 2000





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